SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2018

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

(781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2018, Michael Prinn resigned from his position of Executive Vice President, Chief Financial Officer and Treasurer of Bridgeline Digital, Inc. (“Bridgeline” or the “Company”) to pursue a new professional opportunity. Mr. Prinn’s resignation is not the result of any disagreement with the Company, its management, or its operations, policies or practices. Mr. Prinn is expected to continue to provide services to the Company as an employee until October 17, 2018.

Effective September 28, 2018, Carole Tyner was appointed by the Company’s Board of Directors as Chief Financial Officer and Treasurer of the Company. Ms. Tyner has over twenty-five years of financial management experience in public and private companies and has served as the Company’s Vice President of Finance since January 2014. From 2012 to 2014, Ms. Tyner was the Vice President of Finance for Kalido Inc (N/K/A Magnitude Software), a global developer of enterprise information management software. Ms. Tyner graduated from the Suffolk University Sawyer School of Management with a Bachelor of Science degree in Accounting.

There are no family relationships between Ms. Tyner and any director or executive officer of the Company, and other than as described in this Item 5.02, Ms. Tyner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Roger Kahn
Roger Kahn
Chief Executive Officer

Date: September 28, 2018